                                                                     EXHIBIT 1.1



--------------------------------------------------------------------------------
        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
--------------------------------------------------------------------------------

IF YOU ARE IN ANY DOUBT as to any aspect of this circular or as to the action to be taken, you should consult a licensed securities dealer, bank manager, solicitor, professional accountant or other professional adviser.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.


--------------------------------------------------------------------------------



                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)



                            DISCLOSEABLE TRANSACTION



--------------------------------------------------------------------------------
                                                                  25th May, 2004

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------


                                                       Pages
DEFINITIONS .........................................    1

LETTER FROM THE BOARD OF DIRECTORS ..................    3

  1. Introduction ...................................    3

  2. The Engine Sale and Purchase Agreement .........    4

  3. The Engine Lease Agreements ....................    5

  4. General ........................................    5

APPENDIX - GENERAL INFORMATION ......................    7

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------


     In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"ASSOCIATE(S)"        has the meaning ascribed thereto under the Listing Rules;

"BUYER"               is a third party independent of the Company;

"COMPANY"             means (CHINA EASTERN AIRLINES CORPORATION LIMITED IN
                      CHINESE CHARACTER) (China Eastern Airlines Corporation
                      Limited), a joint stock limited company incorporated in
                      the People's Republic of China with limited liability,
                      whose H shares, A shares and American depositary shares
                      are listed on the Stock Exchange, the Shanghai Stock
                      Exchange and the New York Stock Exchange, Inc.,
                      respectively;

"DIRECTORS"           means the directors of the Company;

"ENGINE LEASE         means 17 agreements, each incorporating the provisions of
 AGREEMENTS"          an engine lease common terms agreement, all dated 28th
                      April, 2004 between the Company, as lessee, and the Buyer
                      or its affiliate(s), as lessor, in respect of the
                      leasing-back of the Lease Engines;

"ENGINE SALE AND      means an agreement dated 28th April, 2004 between the
 PURCHASE AGREEMENT"  Company and the Buyer in respect of the sale of the
                      Engines by the Company to the Buyer or its affiliate(s);

"ENGINES"             means 24 commercial aircraft spare engines, including any
                      component, module, furnishing, equipment or accessories
                      belonging to, installed in, appurtenant to or used in
                      connection with such engines;

"GROUP"               means the Company and its subsidiaries;

"HK$"                 means Hong Kong dollar, the lawful currency of Hong Kong;

"HONG KONG"           means the Hong Kong Special Administrative Region of the
                      People's Republic of China;

"LATEST PRACTICABLE   means 18th May, 2004, being the latest practicable date
 DATE"                for ascertaining certain information referred to in this
                      circular prior to the printing of this circular;

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------


"LEASE ENGINES"       means 17 commercial aircraft spare engines, among the
                      Engines, which were sold by the Company to the Buyer or
                      its affiliate(s) pursuant to the Engine Sale and Purchase
                      Agreement and are then being leased-back to the Company
                      pursuant to the Engine Lease Agreements;

"LISTING RULES"       means the Rules Governing the Listing of Securities on The
                      Stock Exchange of Hong Kong Limited;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

"STOCK EXCHANGE"      means The Stock Exchange of Hong Kong Limited; and

"TRANSACTION"         means the entering into by the Company of the Engine Sale
                      and Purchase Agreement and the Engine Lease Agreements,
                      and the transactions thereunder.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                (A joint stock limited company incorporated in the People's Republic of China with limited liability)

DIRECTORS:                                         LEGAL ADDRESS:
Ye Yigan (Chairman, Non-executive Director)        66 Airport Street
Li Fenghua (President, Executive Director)         Pudong International Airport
Wan Mingwu (Vice President, Executive Director)    Shanghai
Cao Jianxiong (Non-executive Director)             The People's Republic of China
Zhong Xiong (Non-executive Director)
Chen Quanxin (Non-executive Director)              HEAD OFFICE:
Wu Baiwang (Non-executive Director)                2550 Hongqiao Road
                                                   Shanghai
INDEPENDENT NON-EXECUTIVE DIRECTORS:               The People's Republic of China
Hu Honggao
Peter Lok                                          PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                         IN HONG KONG:
Xie Rong                                           5th Floor, McDonald's Building
                                                   48 Yee Wo Street
                                                   Hong Kong

                                                   HONG KONG SHARE REGISTRAR AND
                                                    TRANSFER OFFICE:
                                                   Hong Kong Registrars Limited
                                                   Rooms 1712-1716, 17th Floor
                                                   Hopewell Centre
                                                   183 Queen's Road East
                                                   Hong Kong

                                                   25th May, 2004

To the shareholders of the Company

Dear Sir or Madam,


                            DISCLOSEABLE TRANSACTION

1.   INTRODUCTION

     Reference was made to an announcement dated 4th May, 2004 issued by the Company in which it was announced that on 28th April, 2004, the Company entered into: (1) the Engine Sale

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


and Purchase Agreement with the Buyer, pursuant to which the Company has agreed to sell to the Buyer or its affiliate(s) the Engines for an aggregate consideration of approximately HK$703.7 million; and (2) the Engine Lease Agreements with the Buyer or its affiliate(s), as lessor, pursuant to which the lessor has agreed to lease-back to the Company the Lease Engines.

     The Transaction constitutes a discloseable transaction of the Company under Chapter 14 of the Listing Rules. The purpose of this circular is to provide the shareholders of the Company with information in relation to the Transaction in compliance with the Listing Rules.


2.   THE ENGINE SALE AND PURCHASE AGREEMENT

     On 28th April, 2004, the Company entered into the Engine Sale and Purchase Agreement with the Buyer, pursuant to which the Company has agreed to sell to the Buyer or its affiliate(s) the Engines in accordance with the terms and conditions thereof.

     To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, the Buyer and its affiliates and their respective ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

Assets to be disposed of   :     The Engines

                                 The adjusted unaudited book value of the Engines as at 28th April, 2004 was approximately HK$700 million. The Company has not conducted any independent valuation on the Engines.

Consideration              :     An aggregate of approximately HK$703.7
                                 million (subject to adjustment), which was
                                 determined after arm's length negotiation
                                 between the parties following an open tender
                                 process, with reference to the adjusted
                                 unaudited book value of the Engines as at
                                 28th April, 2004.

Delivery                   :     Delivery of the Lease Engines under the
                                 Engine Sale and Purchase Agreement took place
                                 on 30th April, 2004, when the Buyer paid the
                                 relevant consideration for the Lease Engines
                                 in a lump-sum in cash to the Company on that
                                 day.

                                 Delivery of the other seven engines is
                                 expected to take place by 31st May, 2004.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


3.   THE ENGINE LEASE AGREEMENTS

     On 28th April, 2004, the Company entered into the Engine Lease Agreements with the Buyer or its affiliate(s), as lessor, pursuant to which the lessor has agreed to lease-back to the Company the Lease Engines in accordance with the terms and conditions thereof.

     Under the Engine Lease Agreements, the lessor has agreed to lease-back to the Company the Lease Engines for, in respect of one of the Lease Engines, an initial term of 48 months, and in respect of the other engines, an initial term of 84 months, both commencing from 30th April, 2004, which term may be extended at the election of the Company in accordance with the terms of the relevant Engine Lease Agreements. The aggregate monthly rental for all Lease Engines varies depending on prevailing interest rates during the term under the relevant Engine Lease Agreements, but based on current rates is expected to amount to approximately HK$5.06 million per month.


4.   GENERAL

     THE COMPANY AND THE BUYER

     The Company is principally engaged in the business of civil aviation. The Buyer, to the Directors' knowledge, is engaged in commercial finance, including lending, growth capital, revolving lines of credit, equipment leasing of every kind, cash flow programs, asset financing, and other financing, for business customers in more than 35 countries.

     FINANCIAL IMPACT ON, AND BENEFITS EXPECTED TO ACCRUE TO, THE COMPANY, AND INTENDED APPLICATION OF SALE PROCEEDS

     The Company expects to realise revenue amounting to approximately HK$700 million, and gain on disposal expected to accrue to the Company in accordance with International Financial Reporting Standards and recognised in its income statement amounting to approximately HK$3.7 million (representing, approximately, the excess of the consideration over the relevant book value of the Engines), from its sale of the Engines pursuant to the Engine Sale and Purchase Agreement. The Company expects that the Transaction would not result in any material impact on the assets and liabilities of the Company.

     The Directors expect that the Transaction may improve the allocation and use of the Company's fixed assets and alleviate its capital deficiency, enhancing the Company's cash flow position. In particular, the Engines are being sold by the Company pursuant to the Engine Sale and Purchase Agreement, and the impact of such Engines' future depreciation on the Company's financial position would, as the Directors anticipate, thereby be eliminated and would then not be reflected in the Company's accounts. As those Engines other than the Lease Engines are being sold,

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


and would not be leased-back, by the Company, the Company's debt-to-equity ratio may, as the Directors expect, also be reduced, thereby enhancing its continuing operating capability.

     The Directors currently intend to use the net proceeds from the Company's sale of the Engines to support its normal business operation, including to settle and hence complete the delivery of aircraft purchased by the Company, which aircraft is expected to be delivered and introduced into the Company's fleet within 2004.

     The Directors believe that the terms of the Engine Sale and Purchase Agreement and the Engine Lease Agreements, and the transactions thereunder, are fair and reasonable and in the interests of the Company's shareholders as a whole.


     DISCLOSEABLE TRANSACTION

     The Transaction constitutes a discloseable transaction of the Company under Chapter 14 of the Listing Rules.


     ADDITIONAL INFORMATION

     Your attention is also drawn to the additional information set out in the appendix to this circular.


                                                   Yours faithfully,
                                                 For and on behalf of
                                              the board of Directors of
                                      CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                       YE YIGAN
                                                       Chairman

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


RESPONSIBILITY STATEMENT

     This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.


DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

     The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                              NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                                                                      CAPACITY
                                                                                                                  IN WHICH THE
                                                                                                                      A SHARES
     NAME            POSITION                         PERSONAL          FAMILY     CORPORATE              TOTAL      WERE HELD
     Ye Yigan        Chairman of the                         -               -             -                  0              -
                      board of Directors
     Li Fenghua      Director, President                     -               -             -                  0              -
     Wan Mingwu      Director,                               -               -             -                  0              -
                      Vice President
     Cao Jianxiong   Director                   2,800 A shares               -             -     2,800 A shares     Beneficial
                                                      (Note 1)                                         (Note 1)          owner
     Zhong Xiong     Director                   2,800 A shares               -             -     2,800 A shares     Beneficial
                                                      (Note 1)                                         (Note 1)          owner
     Chen Quanxin    Director                   2,800 A shares               -             -     2,800 A shares     Beneficial
                                                      (Note 1)                                         (Note 1)          owner
     Wu Baiwang      Director                                -               -             -                  0              -
     Hu Honggao      Independent                             -               -             -                  0              -
                      non-executive Director
     Peter Lok       Independent                             -               -             -                  0              -
                      non-executive Director
     Zhou Ruijin     Independent                             -               -             -                  0              -
                      non-executive Director

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


                                                              NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                                                                      CAPACITY
                                                                                                                  IN WHICH THE
                                                                                                                      A SHARES
     NAME            POSITION                         PERSONAL          FAMILY     CORPORATE              TOTAL      WERE HELD
     Xie Rong        Independent                             -               -             -                  0              -
                      non-executive Director
     Li Wenxin       Chairman of the                         -               -             -                  0              -
                      Supervisory Committee
     Ba Shengji      Supervisor                 2,800 A shares               -             -     2,800 A shares     Beneficial
                                                      (Note 1)                                         (Note 1)          owner
     Zhou Rongcai    Supervisor                              -               -             -                  0              -
     Yang Jie        Supervisor                              -               -             -                  0              -
     Liu Jiashun     Supervisor                              -               -             -                  0              -
     Wu Yulin        Vice President             2,800 A shares               -             -     2,800 A shares     Beneficial
                                                      (Note 1)                                         (Note 1)          owner
     Wu Jiuhong      Vice President                          -               -             -                  0              -
     Yang Xu         Vice President             1,000 A shares               -             -     1,000 A shares     Beneficial
                                                      (Note 2)                                         (Note 2)          owner
     Zhou Liguo      Vice President, Chief                   -               -             -                  0              -
                      Economic Official
     Luo Weide       Chief Financial Officer                 -               -             -                  0              -
     Luo Zhuping     Secretary of the board     2,800 A shares               -             -     2,800 A shares     Beneficial
                      of Directors                    (Note 1)                                         (Note 1)          owner

     Note 1: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 2: representing approximately 0.000333% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Save as disclosed above, as at the Latest Practicable Date, none of the other Directors, the Company's supervisors, chief executives or members of senior management of the Company and their respective associates had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be notified to the Company and the Stock Exchange pursuant to the provisions of Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which any of such Directors, supervisors, chief executives or members of senior management of the Company and their respective associates were taken or deemed to have under such provisions of the SFO), or was required to be entered in the register of

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


interests required to be kept by the Company pursuant to section 352 of the SFO, or was otherwise required to be notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in Appendix 10 to the Listing Rules. Other information regarding the Directors, the Company's supervisors, chief executives and members of senior management was disclosed in the Company's 2003 annual report.


SUBSTANTIAL SHAREHOLDERS

Interests in the Company

     So far as the Directors are aware, each of the following persons, not being a Director, supervisor, chief executive or member of the Company's senior management, had, as at the Latest Practicable Date, an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise, as at the Latest Practicable Date, interested in 5% or more of any class of the then issued share capital of the Company, or was otherwise, as at the Latest Practicable Date, a substantial shareholder (as defined in the Listing Rules) of the Company:

                                                                            INTEREST
                                                              AS AT THE LATEST PRACTICABLE DATE
                                                                   APPROXIMATE           APPROXIMATE          APPROXIMATE
                                                                 PERCENTAGE OF         PERCENTAGE OF        PERCENTAGE OF
                                                           SHAREHOLDING IN THE   SHAREHOLDING IN THE  SHAREHOLDING IN THE
     NAME OF          TYPE OF                 NUMBER OF        COMPANY'S TOTAL       COMPANY'S TOTAL      COMPANY'S TOTAL     SHORT
     SHAREHOLDER      SHARES HELD           SHARES HELD   ISSUED SHARE CAPITAL       ISSUED A SHARES      ISSUED H SHARES   POSITION
     China Eastern    A shares            3,000,000,000                 61.64%                90.91%                    -          -
     Air Holding      (unlisted State-
     Company          owned legal
                      person shares)

     HKSCC            H shares            1,478,219,363                 30.37%                     -               94.34%     Note 1
     Nominees
     Limited (Note)

     Note:

     Based on the information available to and obtained by the Directors as at the Latest Practicable Date, the information available on the website of the Stock Exchange and so far as the Directors are aware and understand, as at the Latest Practicable Date:

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


     1. Among the 1,478,219,363 H shares held by HKSCC Nominees Limited, Morgan Stanley International Incorporated had an interest in an aggregate of 104,122,000 H shares of the Company (representing approximately 6.64% of its then total issued H shares). According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, Morgan Stanley International Incorporated, which was (or its directors were) accustomed to act in accordance with the directions of Morgan Stanley, held its certain indirect interest in the Company as at the Latest Practicable Date in the manner as follows:

          (a) 89,874,000 H shares, representing approximately 5.736% of the Company's then total issued H shares, were held by Morgan Stanley Investment Management Company in the capacity of beneficial owner. Morgan Stanley Investment Management Company was ultimately 100% held by Morgan Stanley Asia Pacific (Holdings) Limited, which, in turn, was 90% held by Morgan Stanley International Incorporated;

          (b) 390,000 H shares, representing approximately 0.025% of the Company's then total issued H shares, were held by Morgan Stanley Asset & Investment Trust Management Co., Limited, which was 100% held by Morgan Stanley International Incorporated;

          (c) 262,000 H shares, representing approximately 0.017% of the Company's then total issued H shares, were held by Morgan Stanley & Co International Limited. Morgan Stanley & Co International Limited was ultimately 100% held by Morgan Stanley Group (Europe). Morgan Stanley Group (Europe) was approximately 98.30% held by Morgan Stanley International Limited, which, in turn, was 100% held by Morgan Stanley International Incorporated; and

          (d) 1,296,000 H shares, representing approximately 0.083% of the Company's then total issued H shares, were held by Morgan Stanley Capital (Luxembourg) S.A., which was approximately 93.75% held by Morgan Stanley International Incorporated.

          According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, as at the Latest Practicable Date, Morgan Stanley International Incorporated also had a short position in 12,300,000 H shares of the Company (representing approximately 0.78% of its then total issued H shares).

     2. Among the 1,478,219,363 H shares held by HKSCC Nominees Limited, J.P. Morgan Chase & Co. had an interest in an aggregate of 124,172,700 H shares of the Company

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


     (representing approximately 7.92% of its then total issued H shares). Out of the 124,172,700 H shares, J.P. Morgan Chase & Co. had an interest in a lending pool comprising 2,456,000 H shares of the Company (representing approximately 0.16% of its then total issued H shares). According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, J.P. Morgan Chase & Co. held its interest in the Company as at the Latest Practicable Date in the manner as follows:

     (a) 2,456,000 H shares in a lending pool, representing approximately 0.157% of the Company's then total issued H shares, were held by JPMorgan Chase Bank, which was 100% held by J.P. Morgan Chase & Co.;

     (b) 270,700 H shares, representing approximately 0.017% of the Company's then total issued H shares, were held in the capacity as beneficial owner by J.P. Morgan Whitefriars Inc., which was ultimately 100% held by J.P. Morgan Chase & Co.; and

     (c) 121,446,000 H shares, representing approximately 7.750% of the Company's then total issued H shares, were held in the capacity as investment manager by JF Asset Management Limited. JF Asset Management Limited was approximately 99.99% held by J.P. Morgan Fleming Asset Management (Asia) Inc., which, in turn, was ultimately 100% held by J.P. Morgan Chase & Co..

Save as disclosed above, according to the records of HKSCC Nominees Limited and other information available to the Directors as at the Latest Practicable Date, the other H Shares held by HKSCC Nominees Limited were held by it on behalf of a number of other persons, and to the knowledge of the Directors, none of such persons individually held 5% or more of the then total issued H shares of the Company as at the Latest Practicable Date.

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


Interests in other members of the Group

     As at the Latest Practicable Date, so far as is known to the Directors, each of the following persons, not being the Company, any Director, supervisor, chief executive or member of the Company's senior management, was interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant member of the
Group:

                                                   NAME OF SUBSTANTIAL                              APPROXIMATE PERCENTAGE
     SUBSIDIARY                                    SHAREHOLDER                                             OF SHAREHOLDING

     (CHINA CARGO AIRLINES CO., LTD.               (CHINA OCEAN SHIPPING (GROUP) COMPANY                               30%
      IN CHINESE CHARACTERS)                        IN CHINESE CHARACTERS)
      (China Cargo Airlines                         (China Ocean Shipping (Group)
      Co., Ltd.)                                    Company)

     (CHINA EASTERN AIRLINES JIANGSU CO., LTD.     (JIANGSU PROVINCIAL GUOXIN ASSET MANAGEMENT                      25.41%
      IN CHINESE CHARACTERS)                        GROUP CO., LTD. IN CHINESE CHARACTERS)
      (China Eastern                                (Jiangsu Provincial Guoxin Asset
      Airlines Jiangsu Co., Ltd.)                   Management Group Co., Ltd.)

     (SHANGHAI EASTERN AIRCRAFT                    Aircraft Engineering Investment Ltd.                                40%
      MAINTENANCE CO., LTD. IN CHINESE
      CHARACTERS)
      (Shanghai Eastern Aircraft
      Maintenance Co., Ltd.)

     (EASTERN AIRLINES (SHANTOU) ECONOMIC          (SHANTOU AVIATION EQUIPMENT GROUP COMPANY                           45%
      DEVELOPMENT CO., LTD. IN CHINESE              IN CHINESE CHARACTERS)
      CHARACTERS) (Eastern Airlines                 (Shantou Aviation Equipment
      (Shantou) Economic                            Group Company)
      Development Co., Ltd.)

     Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was, directly or indirectly, interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


MISCELLANEOUS

     As at the Latest Practicable Date, none of the Directors, proposed directors or supervisors of the Company had any existing or proposed service contract with any member of the Group (excluding contracts expiring or determinable by the employer within one year without payment of compensation (other than statutory compensation)).

     As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Group.

     Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is the secretary of the Company. The Company has, as a member of its senior management, a PRC qualified accountant. The Company has not appointed a qualified accountant pursuant to Rule 3.24 of the Listing Rules.